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EXHIBIT 32.1

        HEALTHSPORT, INC. FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2009
      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, M.E. "Hank" Durschlag, certify that

       1. I am the Acting Chief Executive Officer and Acting Chief Financial Officer of HealthSport, Inc.

       2. Attached to this certification is Form 10-Q for the quarter ended March 31, 2009, a periodic report (the "periodic report") filed by the issuer with the Securities Exchange Commission pursuant to
              Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act"), which contains consolidated financial statements.

       3. I hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

              a. The periodic report containing the consolidated financial statements fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, and

              b. The information in the periodic report fairly presents, in all material respects, the consolidated financial condition and results of operations of the issuer for the periods presented.


May 12, 2009                                      /s/ M.E. "Hank" Durschlag
                                                  --------------------------
                                                  M.E. "Hank" Durschlag
                                                  Chief Executive Officer
                                                  (Principal Executive Officer)
                                                  Acting Chief Financial Officer
                                                  (Principal Financial Officer)